Exhibit 10.3

                                    AGREEMENT

      AGREEMENT entered into in Tel Aviv on the 4th day of June 2000 among

COMDA (1985) LTD., Co. No. 51-107660-6,
With its offices at Kiryat Atidim
Building No. 4, Tel Aviv (hereinafter, "Comda"); and

TTR TECHNOLOGIES, INC.
A corporation organized under the laws of the State of Delaware
With an address at 2 Hanagar Street (hereinafter, "TTR"); and

COMSIGN LTD., Co. Id No. 51-296129-3
With offices at Kiryat Atidim
Building No. 4, Tel Aviv (hereinafter, the "Company");

      WHEREAS, Comda warrants and represents that it is the holder of all of the issued and outstanding stock of the Company, and that such shareholdings are free and clear of any lien, encumbrance or other third-party rights; and

      WHEREAS, the Company intends to engage in the issuance of digital identification certificates and/or to serve as the a digital signature authenticator, as well as any other lawful activities designed to accomplish the foregoing (the "Company Business"); and

      WHEREAS, TTR desires to invest in the Company on the terms and conditions set forth below.

NOW, THEREFORE, the parties represent, warrant and agree as follows:

1. Preamble and Appendices

      1.1 The preamble to this Agreement and each appendices attached hereto form an integral part of the Agreement.

      1.2 In the event of any inconsistency between the contents of any exhibit and any provision in this Agreement, the terms contained in this Agreement shall prevail.

      1.3 The parties acknowledge that this Agreement contains the entire agreement and understanding reached among the parties in the course of the negotiations preceding its signature. Accordingly, this Agreement supersedes each and every preceding undertaking, arrangement and/or agreement among the parties, whether in writing or oral, which undertaking, arrangement, and/or agreement are declared void.

      1.4 Captions and headings, whether in this Agreement or in the exhibits, are intended for convenience purposes only and may not be used in the construction or interpretation of this Agreement.
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      1.5 This Agreement may be amended only by way of a written instrument signed by the parties.

      1.6 No party shall be deemed to have waived any right or remedy granted under this Agreement unless such waiver is in writing. A written waiver shall be in effect only with respect to the right expressly waived and not with respect to any other right or remedy contained herein.

2. Definitions

"Dollar" shall mean the legal currency of the United States or its equivalent in New Israeli Shekel (at the buy rate established by authorized dealer bank in Israel)

"Investment" shall mean the $2 million equity investment in the Company for the issuance of 50% of the issued and outstanding share capital of the Company on the Closing Date.

"VeriSign Agreement" shall mean the Agreement entered into by VeriSign Inc. and Comda (acting on behalf of the Company) appointing Comda as VeriSign's affiliate for purposes of Digital identity cards, a copy of which is attached hereto as an exhibit.

"VeriSign Consent" shall mean an agreement directly entered into by the Company and VeriSign appointing the Company as VeriSign's affiliate, where the rights accorded to the Company hereunder are no less favorable than those granted to Comda under the VeriSign Agreement OR VeriSign's written consent, in form and substance acceptable to TTR, confirming that the rights and obligations of the Affiliate under the VeriSign Agreement are those of the Company.

"Interested Party" shall have the meaning ascribed to such term in the Securities Law, 5728-1968, and to Officer as defined in the Companies Ordinance

"Closing Date" shall mean the first day on which all of the following occur: (i) each of Comda and TTR shall have authorized and approved this Agreement as herein provided, (ii) the VeriSign consent shall have been obtained and (iii) the execution by the parties hereto of a translation of the Hebrew Agreement in the English Language as provided in Section 19, all of which shall not be deemed to have occurred prior to June 20, 2000 and not later than June 23, 2000.

"Registrar" shall mean the Companies Registrar as defined in the Companies .Law.

"Companies Law" shall mean the Companies Law 5759 (1999).

"Income Tax Ordinance" shall mean the Income Tax Ordinance [New Version].

3. Representations and Warranties of Comda and the Company

      Comda and the Company, jointly and severally, represent and warrant that TTR has entered into to this Agreement in reliance upon the representations and warranties as set forth herein and, each represents and warrants as follows:

      3.1 The Company was formed and registered under law on May 31, 2000 as a private company and, as of the date of the execution of this Agreement, neither Comda nor the Company have any knowledge of the undertaking of any action for the removal from registration, receivership or liquidation of the Company.

      3.2 Comda and the Company are authorized under applicable law to execute this Agreement and perform all of their respective obligations thereunder.

      3.3 True and accurate copies of the Charter and the Articles of Association of the Company as of the date of the execution of this Agreement are attached hereto as Appendix 3.3 and form an integral part of this Agreement.

      3.4 The authorized and outstanding share capital of the Company is as specified in the documentation from the Israeli Companies Registrar attached hereto as Appendix 3.4. The rights deriving from possession of the shares are specified in the Company's Articles of Association attached hereto as Appendix 3.3.

      3.5 The authorized and outstanding share capital of the Company is free and clear of all encumbrances, mortgages, liens, attachments, actions, claims, trusteeships and any other rights in favor of the holders of the shares and/or any third parties.

      3.6 There currently exists no right, obligation or option to acquire any of the Company's shares or securities convertible into or exchangeable for shares of the Company, or any obligation whatsoever for the issuance of any shares and/or securities of the Company.

      3.7 Comda and the Company are not party to any agreement, written or oral, which grants to any person or entity an option or right to acquire shares and/or securities of any type of the Company, excepting as set forth in this Agreement.

      3.8 There exists no restriction and/or prohibition and/or restraint on Comda and/or the Company, contractual or legal, regarding the transfer and/or the issuance and/or the granting of options for the acquisition of shares of the Company and/or the performance of the terms and conditions of this Agreement.

      3.9 Excepting the affirmation of Zev Shetach as the initial director of the Company, which appointment was made pursuant to Section 8 of the Companies Law, neither the board of directors of the Company nor the Company shareholders have convened nor have any reports relating to the Company's registered address been submitted and no decision has been undertaken by the Company.

      3.10 The provisions of this Agreement and compliance with the terms therein do not contradict the provisions of the Articles of Association of the Company. In the event that provision(s) of this Agreement and compliance with the terms thereof are in direct contradiction with the Articles of Association, the terms of this Agreement shall prevail and the parties shall act in accordance with this Agreement.

      3.11 The Company has the requisite authority and right under applicable law to manage the business and administer the assets and property of the business.
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      3.12 The Company shall take all actions necessary to approve and effectuate the terms of this Agreement, including the convening of a shareholders meeting, no later than the Closing Date. The text of the minutes of the shareholders meeting of the Company authorizing the Company to enter into this Agreement is attached hereto as Appendix 3.12.

      3.13 The authorized share capital of the Company consists of the nominal value of the issued and redeemed shares and, apart from such share capital, the Company has no financial rights of any type.

      3.14 The Company has no outstanding debts and/or obligations excepting debts owed to its lawyers for direct expenses relating to the formation of the Company and a fee equal to 5% of the aggregate amount of the Investment (plus applicable VAT) payable to H. Schechter and Co.Investment House, Ltd., as a commission for raising investment capital on behalf of the Company.

      3.15 The Company is a newly incorporated company and has not undertaken any activities. Therefore, the Company has no financial reports and/or particulars except for reports regarding the initial share capital of the Company.

      3.16 The Company currently has no bank accounts and has not implemented any financial activities whatsoever.

      3.17 The Company is not a guarantor and did not obligate itself to guarantee any obligations of any third party.

      3.18 The Company does not currently employee any workers.

      3.19 The Company has no debts outstanding and/or obligations to any tax authorities.

      3.20 The Company has not executed any powers of attorney.

      3.21 The Company is not a party to any legal action. As of the date of the execution of this Agreement, Comda and the Company have no basis and/or suspicion based on currently available knowledge that would lead them to believe that an action, claim or investigation originating at a date earlier than the date of execution of this Agreement will be initiated which would result in a adverse change in the position of the Company or that would impair on-going activity by the Company according to this Agreement.

      3.22 Execution and implementation of the terms of this Agreement do not conflict with any contract, obligation or restriction that Comda or the Company are parties to. In accordance with this Agreement, there are no prohibitions or restrictions whatsoever on the issuance of shares of the Company to TTR.

      3.23 There are no shareholders loans that the Company is obligated to repay to shareholders.

      3.24 The Company has not executed, implemented or agreed to any other material agreements that would adversely impact the Company or its business.

      3.25 The Company has not acquired, issued or underwritten insurance coverage of any type for the Company, its assets or activities.

      3.26 The affirmations, representations and undertakings of Comda and the Company as set forth in this Agreement represent the entirety of the knowledge and information that Comda and the Company possess as of the date of execution of this Agreement, and that such information constitutes all of the matters which should reasonably be disclosed to an investor contemplating an investment in the Company.

4. Representation and Warranties of TTR

      TTR represents and warrants that it acknowledges that Comda and the Company have entered into to this Agreement in reliance upon the representations and warranties as set forth herein and that it represents and warrants as follows:

      4.1 TTR has the financial resources that are necessary to implement the investment in accordance with the dates and terms of this Agreement.

      4.2 The sources of the financing available for the investment hereunder are free of restrictions, levies or encumbrance of any type, except as otherwise specifically provided hereunder.

      4.3 TTR has completed an appropriate due diligence investigation of the Company and its activities, business, assets, obligations and projections, and that all requested information for investigation was made available to it and that following its investigations (which were those of a reasonable investor) and in reliance on the representations of Comda and the Company has undertaken to be bound by this Agreement and to assume all of its obligations hereunder.

      4.4 TTR has the authority under applicable law to execute this Agreement and implement obligations thereunder.

      4.5 There exists no restriction under law or contract, that would restrict and/or prohibit TTR from entering into this Agreement and/or to perform its obligations hereunder.

      4.6 The provisions of this Agreement and performance of its conditions and obligations do not contradict the provisions of any of the documents of the agreements by which TTR is bound. In the event that provisions of this Agreement and performance of conditions hereunder contradict provisions of other TTR agreements, the provisions of this Agreement will prevail and the parties shall undertake to conform the other TTR documents to this Agreement.

      4.7 All of the actions necessary for the authorization and implementation of this Agreement by TTR, including the furnishing of reports to appropriate authorities, receipt of required approvals and the convening of a meeting of directors shall have been performed by the Closing Date. The resolution setting forth authorization for TTR to be bound by this Agreement shall be attached hereto as Appendix 4.7

      4.8 TTR and Comda and any parent companies and/or subsidiaries and/or affiliates are not involved either directly or indirectly with any business that competes with the business of the Company.

5. Covenants of Comda and the Company from the date of Execution of this Agreement through the Closing Date

      5.1 Comda and the Company covenant, jointly and severally, that as of the Closing Date there has been no change in the representations and warranties set forth in Section 3 hereof and that such representations and warranties are true and accurate as of the Closing Date, except as otherwise specifically provided hereunder.

      5.2 The Company and Comda shall furnish an instrument executed on behalf of VeriSign that confirms that the rights and obligations contained in the VeriSign Agreement executed by Comda on behalf of the Company are the rights and obligation of the Company. It is hereby expressly agreed that delivery of such instrument as specified herein is conditioned on receipt from the Company and the parties of a letter of indemnification in favor of Comda, in the form attached hereto as Appendix 5.2, wherein the Company and the parties shall undertake to indemnify, in proportion to their respective holdings in the Company, for any damage and/or expenses actually incurred from any claim by VeriSign under Section 20 of the VeriSign Agreement.

      5.3 Concurrent with the execution of this Agreement, Comda shall convene a shareholders meeting for the purpose of authorizing this Agreement and shall cause such meeting to authorize a resolution in the form attached hereto as Appendix 3.12.

6. Covenants of TTR from the date of Execution of this Agreement through the Closing Date

      6.1 TTR covenants that there has not occurred any change in the representations and warranties set forth in Section 4 hereof and that such representations and warranties are true and accurate as of the Closing Date, except as otherwise specifically provided hereunder.

      6.2 Concurrent with the execution of this Agreement, TTR shall convene a directors meeting for the purpose of authorizing this Agreement and shall cause such meeting to authorize a resolution in the form attached hereto as Appendix 4.7.

      6.3 Not later than 24 hours following the delivery to TTR of the resolution in the form attached hereto as Appendix 3.12 approving the transaction with TTR, TTR shall deposit in escrow with Advocates Zev May and David Aboudi, in immediately available funds, $250,000 and a security check in the amount of $1,750,000 (hereinafter, the "Balance"). The escrow shall be held jointly in trust on behalf of the parties (in this capacity, the "Trustees"). The Trustees shall hold the amount in accordance with the instructions of the Company and shall transfer the investment, including any accumulated interest, to the Company on the Closing Date. The Balance shall be deposited with the Trustees on the Closing Date, whereupon the security check shall be returned to TTR. The instructions to Trustees in respect of these amounts are attached hereto as Appendix 6.3.

7. The Investment

      7.1 The Company shall convene a directors meeting on the Closing Date for the purpose of authorizing a resolution for the issuance of shares to TTR as specified in Appendix 7.1 attached hereto. Contemporaneous with the meeting, the directors shall cause a report to be filed with the Companies Registrar regarding the issuance of the shares, such report shall be signed by the individual authorized by the directors to sign such reports and subsequently the Company shall pay the appropriate stamp tax and file the report with the Israel Companies Registrar within the time period set forth for such filings by the Companies Ordinance Section 292. Expenses relating to the stamp tax and the filing with the Israel Company registrar shall be borne by the Company.

      7.2 Upon representation of the completion of all conditions for closing on the Closing Date, the Trustees shall release all of the escrowed funds in accordance with the provisions of Section 6.3 hereof and as provided in the instructions to the Trustees attached hereto as Appendix 6.3.

      7.3 On the Closing Date, each of the parties shall furnish the Company with notice identifying their respective designees who shall be appointed as directors of the Company. The Company shall convene a meeting of the shareholders in order to appoint auditors in accordance with the resolution attached hereto as Appendix 7.3 (1). The board of directors shall authorize resolutions regarding signature authority, the opening of bank accounts, authority to appoint officers and the Company's registered address, all as provided in the resolution attached hereto as Appendix 7.3 (2).

8. Appointment of Directors and Board of Directors Activities

      8.1 The maximum number of directors of the Company shall be 5 and each holder (acting individually or within a group) of 20% of the issued and outstanding share capital of the Company shall be entitled to appoint one director. The appointment of a director shall be effected by notice in writing from the holder of the shares to the Company. A director so appointed may be removed or replaced only by written notice issued by the appointing shareholder.

      8.2 For a period of 12 months following the Closing Date, Comda shall have the right to appoint the Chairman of the board of directors. Thereafter, the Chairman of the Board shall be appointed by the directors.

      8.3 The parties agree that the directors shall not serve on the board of or be otherwise engaged in any entity that competes directly with the Company Business.

      8.4 The general manager, as well as the other officers of the Company, shall be appointed by the board. During the 12 month period following the Closing Date, in the event that the board is unable to agree on the appointment of the general manager of the Company, Comda shall have the deciding vote. The general manager of the Company shall be employed by the Company on a full-time basis and shall not be engaged concurrently in any other business endeavor. Comda shall be permitted to employ part-time Company employees so long as such employees need not be employed by the Company on a full-time basis and their employment at Comda shall not adversely affect their employment with the Company.

      8.5 So long as that the Company requires outside management services, and including marketing and support services from an outside source, such services shall be requested from Comda upon availability and at prevailing market conditions without provision of such services being considered a transaction with an "interested party".

      8.6 The quorum necessary to hold a meeting of the board shall be 2 directors, of which one shall be a director appointed by TTR and the other by Comda.

9. Reports to the Directors and to the Shareholders

      9.1 Directors appointed by one of the parties to this Agreement shall be entitled, from time to time and at reasonable times that shall be coordinated in advance, to inspect and copy all information or Company documents, Company books and ledgers, except for documents containing technical and business specifications whose copying is prohibited by the directors of the Company. The Directors shall also be entitled to inspect the Company's offices, otherwise examine its assets, meet with any officer, director, member of an audit committee, internal auditor or outside accountant and receive from the foregoing information regarding the business of the Company, its interests, its financial position and its books and records. Each party to this Agreement shall be entitled to have its accountant inspect the books of the Company as well as the invoices and the ledgers that were prepared by or on behalf of the Company.

      9.2 Quarterly reports containing unaudited (but reviewed) balance sheets, profit and loss statements and representations as to gross receipts and net income for the quarter shall be furnished to the parties no later than 30th day following the end of the quarter. Such reports shall be authorized and signed by the CEO of the Company or the Chairman of the Board of Directors.

      9.3 Promptly upon its preparation but not later than 45 days from the close of the fiscal year, each party, through its respective director, shall receive a copy of the audited annual report for the year just ended, accompanied by an auditors statement to the shareholders of the Company which shall state that in the auditors professional opinion the financial reports reflect in a reasonable manner in accordance with generally accepted accounting principles and in all material aspects, the financial condition of the Company as it appears as of the 31st of December of the year reported, as well as that of the previous year and the results of the Company's activities, the changes in the Company's share capital, and the cash flow of the Company for each of the previous three years.

      9.4 Upon demand, each party shall receive through its respective director, all information related to the Company that:

            9.4.1 is requested, within a reasonable period of time following such request and/or;

            9.4.2 is related to information or events that, in the opinion of the management of the Company, is material to the business of the Company or would be deemed material to a reasonable investor. The delivery of such information shall occur immediately upon submission of the information to the Company or immediately upon the occurrence of the event and/or the receipt of any data, financial information, or such information that is requested by a party on the grounds that such information is necessary for the completion of reports that are required by law or by contract.

10. Undertakings Relating day-to-day Management of the Company

      10.1 The Company's Business, its operation and obligations under law and/or contract shall be insured by a reputable insurance company in or outside of Israel that in the opinion of the directors of the Company, following consultation with insurance experts, is appropriate. Such policies shall include coverage limits and areas of coverage for events that are normally covered by similarly situated companies operating the similar types of business.

      10.2 The Company's auditors shall be appointed taking into account the Company's accounting needs. The auditor shall be selected from one of the largest accounting firms in Israel that is affiliated with an international office.

      10.3 The Company's books and records and bookkeeping shall be managed and recorded in such manner as shall befit the Company and comply with applicable law and, if requested by either of the parties, the Company shall conduct its books in accordance with securities regulations (Preparation of Annual Financial Statements 5743, 1993); securities regulations (Preparation of Immediate and Quarterly Financial Reports, 5730 - 1970) and Option No. 39 of the Israel Accounting Association.

      10.4 No changes outside of the ordinary course of business may be made to the guarantees and securities of the Company.

11. Tag Along Rights

      Until such time as the Company's securities have not been issued to the public (IPO), the following provisions shall apply:

      11.1 In the event that a shareholder of the Company (hereinafter, the "Seller") desires to sell his shares to a bona-fide third party buyer (the "Buyer"), the other shareholders (hereinafter, the "Participant (s)") shall be entitled to condition such sale upon the Buyer's agreement to purchase from each Participant its pro-rata holdings and in proportion to the number of shares being sold by the Seller. (hereinafter, the "Tag Along Rights").

      11.2 The Seller shall not sell its shares to the Buyer without 21 day written notice prior to the effective date of the sale to all of the shareholders (hereinafter, the

"Notice of Participation"). The Notice of Participation shall include the number of shares being offered, the name and address of the Buyer, the price and terms of payment, a copy of the sales agreement between the Seller and Buyer, and a representation regarding the Buyer's rights to purchase the shares in accordance with the Right of participation.

      11.3 The Tag Along Right shall be effected by way of the delivery of a written notice to participate in such sale within 14 days of delivery of the Notice of Participation ("Notice of Tag Along Participation"). The Notice of Tag Along Participation shall include the amount of shares that such party desires to include in such sale to the Buyer, all on terms as specified in the Notice of Participation.

      11.4 Each of the Sellers participating that delivered a Notice of Participation timely, shall be obligated to transfer the amount shares sold to the Buyer within 90 days of the delivery of the notice.

      11.5 All of the shares acquired from a Participant shall be acquired at the same price per share and on the same terms as the shares that are being acquired from the Seller.

      11.6 For the sake of clarity, the Buyer's refusal to fulfill the terms of a Notice of Tag Along Participation of any Participant under the terms specified in the Notice of Participation, shall bar the Seller from exercising his right to sell his shares to the Buyer.

12. Limitations on the Issuance of the Company's Shares

      12.1 Any transfer of shares or the placement of a lien thereon, shall be subject to written consent of the directors in their sole and absolute discretion. The directors may approve or prohibit any and all transfers or pledging of the shares of the Company without the need to furnish any explanation for their actions.

      12.2 In the event that a shareholder desires to transfer its shares, in whole or part, to third parties, the following provisions shall apply:

            12.2.1 The party who desires to sell its shares (hereinafter, the "Transferor") shall be obligated to offer the shares initially to the other shareholders (hereinafter, the "Offerees"). The offer shall be made in writing and dispatched by certified mail and shall include the sale price of the shares.

            12.2.2 The Offerees shall respond to the Transferor within 14 days of receipt of the offer.

            12.2.3 If the Offerees reject the offer, in whole or in part, the Transferor may offer the shares to third parties at the original sale price for a period of 6 months following the date of the rejection.

            12.2.4 In the event that the Transferor receives an offer that it desires to accept, prior to its acceptance thereof, it shall forward in writing to the Offerees the terms of the offer and the Offerees shall have a right of first refusal to acquire the shares that are being offered under the same conditions as are being offered, within 20 days.

            12.2.5 If the Offerees do not respond to the instrument detailing the offer, the Transferor shall be entitled to transfer the shares to the third party under the same terms and conditions and within a period of time that shall not exceed 45 days from the date upon which the offer was first furnished to the Offerees.

      12.3 The restrictions as set forth in sections 12.1 and 12.2 shall not apply to the transfer of shares to entities that are wholly owned (100%) and/or transfers that are effected within the framework of part 5 (2) of the Income Tax Ordinance.

      12.4 If one of the shareholders dies and/or an executor is appointed and/or a trustee is appointed in a bankruptcy proceeding and/or a permanent receiver or liquidator is appointed, the following provisions shall apply:

            12.4.1 The executor or the heirs of the decedent and/or the trustee in a bankruptcy proceeding and/or a permanent receiver and/or a liquidator (hereinafter, the "Substitute") shall be obligated, within 90 days of the death or the appointment, to sell the shares in the Company to the other shareholders in proportion to their holdings in the Company or to those of the shareholders that desire to purchase the shares or parts thereof.

            12.4.2 If the other shareholders or part of them, make a demand to acquire the Substitute's shares or a part thereof, the terms of the sale shall be the terms submitted by the other shareholders. However the Substitute is entitled to reject the offer. If the Substitute so rejects the offer, the Substitute shall have a 3 month period from the date of death and/or appointment during which they shall be permitted to offer the other shareholders a purchase offer by a buyer in accordance with the terms of sections 12.2.4-12.2.5 above. During the 3 months period, the Substitute shall not be entitled to participate in Company's management, to receive summons to its meetings and to vote but will be entitled to its share in dividends distributed to shareholders.

            12.4.3 If a period of three months elapsed from the date of the appointment of the Substitute or from the death and the Substitute did not present to the other shareholders, a third party purchase offer, the remaining shareholders shall be entitled to purchase the Substitute's shares wholly or partially, at their then fair value and in the event of disagreement on the shares value, the matter shall be brought to the decision of the Arbitrator as per Paragraph 25 hereunder.

            12.4.4 If the shareholders did not request to acquire the Substitute shares or the three month period ended without the shares being acquired by the shareholders, the Substitutes shall have the right to be registered as record holders of the shares or transfer the shares to another party in the same manner and under the same conditions as the previous owner of the shares had the right to transfer the shares.

      12.5 All share transfers shall be conditional on the transferee's accepting upon itself the Transferor's obligations with respect to the other shareholders and subject to with agreements executed between the shareholders.

      12.6 Transfer of the shares shall be effected through a document signed by both the Transferor and the Transferee.

13. Investor

      13.1 No party has an obligation to underwrite the business of the Company and its activities to an extent greater than that which is specified in this agreement. Nothing contained herein shall be deemed to impair the Company's right to raise capital from any source and including the raising of capital internally and adding additional investors subject to the dilution of the present shareholders (or any of them) holdings in the Company.

      13.2 There shall be no restriction and no shareholder shall have anti-dilution protection respecting subsequent investments in the Company, provided that such investment shall be made on a valuation that will not be less than the fair market value of the Company at the time of the investment (with a 10% premium accrued every year), provided, further that, following three years from the Closing Date, such 10% shall no longer be added.

      13.3 The restrictions contained herein (demand for a minimum valuation) shall terminate as of the IPO or the seventh anniversary of the Closing Date, whichever is earlier.

14. Employee Shares

      14.1 Comda, TTR and the Company shall undertake to implement a plan for the issuance of Company options/shares to select Company employees

      14.2 The program shall operate within the framework approved by the directors and in accordance with the terms that set forth its operation as contained in the Income Tax Ordinance.

      14.3 The aggregate number of the share capital that shall be reserved for this program shall not exceed 10% of the outstanding and issued shares of the Company on a fully diluted basis.

15. Undertakings Relating to an IPO

      15.1 The parties represent that they understand and agree that the Company is considering a public offering of its shares on a United States and/or Israeli and/or other stock exchange. The parties undertake to cooperate fully with the Company in the preparation and execution of the offering on reasonable terms and conditions.

      15.2 At the time of the IPO, the Company shall cause at its expense the registration for sale of all of the shares that are then currently held by the parties along with the registration of the Company's shares for sale.

      15.3 The parties agree in advance to the placement of any restriction on their shares in accordance with the provisions for restriction that shall be in effect at the time of the IPO.

      15.4 It is agreed that in every securities offering of the Company, every shareholder shall have the right to acquire the offered securities proportionally to his holdings and pursuant to the terms of the offering.

16. Voting Regarding Material Matters

      At all time that the parties continue to be shareholders of the Company and until an IPO or until such time as a party's holdings shall be reduced below 20% of the issued and outstanding share capital of the Company, but no later than the seventh anniversary of the Closing Date, whichever is earlier, decisions regarding the matters addressed below shall not be made by the directors or at a general meeting of shareholders, as the case may be, unless agreed by all of the shareholders or the directors, as the case may be, and any such decision taken without unanimous consent shall be deemed void:

      16.1 Approval of an annual budget and business plans that are not within the ordinary course of business of the Company.

      16.2 Approval of business dealings with "interested parties" and/or Company officers.

      16.3 Investment in or acquisition of the shares of another company or obligations in capital or as a guarantee in any other corporation or partnership or legal entity in which at any time such investment shall exceed the value of 25% of the capital of the Company.

      16.4 The establishment of a subsidiary unless each party participates in the directorship of the subsidiary proportional to their holdings in the Company at that time.

      16.5 Approval of or change in an employees offering plan and/or the issuance of options that varies from the provisions of Section 14 hereof.

      16.6 Sale or transfer in any way of all of or substantially all of the assets of the Company and/or any material asset of the Company.

      16.7 Approval of a merger, work-out, or reorganization or any other action that would result in a consolidation with another corporation.

      16.8 Change in the rights of the shareholders and/or change in the share capital of the Company that impairs the rights of the shareholders and/ or the issuance of the securities of the Company.

      16.9 A decision to voluntarily liquidate the Company.

      16.10 Changes in the Company's Business or the transfer of the business of the Company to a subsidiary or another company that is not wholly owned by the Company.

      16.11 Investment in traded securities (excepting bonds, deposits, and certificate of deposits in Israeli or foreign currency) or in an investment fund.

      16.12 Receiving a loan or loaning an amount cumulatively greater than $1.5 million US where this amount is indexed to a growth in annual gross revenues of the Company.

      16.13 Payment of management fees to shareholders of the Company.

      16.14 Change in the rights of any party to appoint a director.

      16.15 Initially fixing or changing the salary of an officer of the Company.

17. Dividends

      17.1 It is agreed that until the IPO, the Company shall distribute dividends annually from the after tax net profits pursuant to a resolution unanimously adopted at the shareholders meeting. Only a unanimous resolution adopted at a shareholders meeting can change the provisions of this section.

      17.2 It is agreed that 60% of dividends up to an accumulated amount of $2,000,000 shall be first distributed to TTR and 40% to Comda. Thereafter, 60% of dividends up to an accumulated amount of $2,000,000 shall be first distributed to Comda and 40% to TTR. Upon completing the above distribution, all additional distribution shall be proportional to the parties holdings of the share capital of the Company.

      17.3 The provisions of this Paragraph shall terminate upon an IPO as defined in section 15.1. Upon termination following such distribution, the parties shall adjust the amounts previously distributed between them in accordance with their proportional holdings of the share capital of the Company.

18. Arbitration

      18.1 All disagreements between the parties that derive from this agreement or its performance shall be resolved by one arbitrator who shall be appointed by the parties. If the parties do not agree on an arbitrator within 14 days of their request for arbitration, the arbitrator shall be appointed by the president of the Israel Bar Association (hereinafter, the "Arbitrator"). The Arbitrator shall be subject to the substantive law but not the procedural law. The Arbitrator will be obligated to render his decision in detail in writing.

      The Arbitrator will render his decision within 45 days from the commencement of the arbitration proceeding and his decision shall bind both sides. The Arbitrator shall be authorized to order any remedy including any provisional remedy at the request of one or both parties. Execution of this Agreement by a party shall be construed as if the party executed an arbitration agreement.

19. Miscellaneous Provisions

      19.1 The parties undertake to take all steps necessary and actions required to implement the terms and provisions of this Agreement.

      19.2 The appropriate courts in Tel Aviv shall have sole jurisdiction regarding any matter relating to this Agreement and for any matter that may be brought before it that does not involve a breach of section 18.

      19.3 The stamp tax related to the Agreement shall be the responsibility of the Company.

      19.4 The parties respective addresses are set forth at the beginning of the Agreement and all notices sent by a party shall be deemed delivered after 4 business days from the date dispatched via certified mail or within one business day from dispatch via fax or on the same day if it was sent via messenger with a certification of delivery.

      IN WITNESS WHEREOF, the parties have affixed their signatures at the time and date first mentioned above:


Comda (1985) Ltd.                       ComSign Ltd.

By: /s/ Ze'ev Shetach                   By: /s/ Ze'ev Shetach


TTR Technologies, Inc.

By:  /s/ M.D. Tokayer